EXHIBIT 10.2

MUTUAL TERMINATION AGREEMENT

THIS MUTUAL TERMINATION AGREEMENT (“Agreement”) is made and entered into this 12th day of September 2016 by and between Major League Football, Inc. (“MLFB”) and Sinclair Networks Group, LLC d/b/a the American Sports Network (“ASN”).

R  E  C  I  T  A  L  S

R-1.

MLFB and ASN entered into a Broadcast Rights Agreement with an effective date of January 1, 2016 (the “Broadcast Rights Agreement”).

R-2.

The Broadcast Rights Agreement stated that MLFB’s teams would play forty regular season games and three playoff games beginning in Spring 2016.

R-3.

MLFB’s teams did not play any games in Spring 2016.

R-4.

The parties disagree as to whether MLFB is in material breach of the Agreement.

R-5.

The parties have agreed to resolve all claims and disputes in accordance with the terms of this Agreement.  This Agreement is entered into for the purpose of settlement and compromise.  By entering into this Agreement, no party admits liability of any nature to any other party.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.

TERMINATION OF THE BROADCAST RIGHTS AGREEMENT.  The parties agree that the Broadcast Rights Agreement is hereby terminated and of no further force and effect.

2.

RELEASE.

(a)

ASN, for itself and its parent, subsidiary and related entities, hereby RELEASES and FOREVER WAIVES and RELINQUISHES any and all claims, demands, obligations, liabilities and causes of action of whatsoever kind or nature against MLFB and its owners, operators, directors, officers, partners, trustees, employees, representatives, insurers, attorneys, agents, independent contractors, successors or assigns, and any parent, affiliate, subsidiary or related entity of any of the foregoing, to the extent related to, or based upon, the Broadcast Rights Agreement.

(b)

MLFB, for itself and its parent, subsidiary and related entities, hereby RELEASES and FOREVER WAIVES and RELINQUISHES any and all claims, demands, obligations, liabilities and causes of action of whatsoever kind or nature against ASN, its owners, operators, directors, officers, partners, trustees, employees, representatives, insurers, attorneys, agents, independent contractors, successors or assigns, and any parent, affiliate, subsidiary or related entity of any of the foregoing, to the extent related to, or based upon, the Broadcast Rights Agreement.

3.

REPRESENTATIONS AND WARRANTIES.  Each party hereby represents and warrants to the other that the execution and delivery of this Agreement by said party has been duly authorized, and this Agreement constitutes the legal, valid and binding obligation of the parties in accordance with its terms.

4.

GENERAL PROVISIONS.

4.1.

Headings.  The headings and subheadings in this Agreement are intended for convenience only and shall not be used or deemed to limit or diminish any of the provisions hereof.

4.2.

Construction.  Unless the context requires otherwise, singular nouns and pronouns used in this Agreement shall be deemed to include the plural, and pronouns of one gender shall be deemed to include the equivalent pronoun of the other gender.

4.3.

Interpretation.  The parties to this Agreement acknowledge that each of them has participated in the negotiation of this Agreement, and no provision of this Agreement shall be construed against or interpreted to the disadvantage of any party hereto by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated or drafted such provision.

4.4.

Survival.  All covenants, agreements, representations and warranties made herein shall survive this Agreement and continue in full force and effect.

4.5.

Modification.  No modification of any provision of this Agreement shall be effective unless the same is in writing and signed by all parties, and then such modification shall be effective only in the specific instance or for the purpose for which given.

4.6.

Severability.  If any term, provision or condition, or any part thereof, of this Agreement shall for any reason be found or held to be invalid or unenforceable by any court or governmental agency of competent jurisdiction, such invalidity or unenforceability shall not affect the remainder of such term, provision or condition or any other term, provision or condition, and this Agreement shall survive and be construed as if such invalid or unenforceable term, provision or condition had not been contained therein.

4.7.

Notice.  Any notice required or permitted by or in connection with this Agreement shall be in writing and shall be made by one of the following means: (a) hand delivery; (b) overnight delivery service; or (c) certified mail, unrestricted delivery, return receipt requested.  Notice shall be directed to the appropriate address set forth below or to such other address as may be hereafter specified by written notice.  Notice shall be considered given as of the date of the hand delivery, one (1) business day after delivery to the overnight delivery service, or three (3) calendar days after the date of mailing, provided the giver of notice can establish that notice was given as provided herein.

If to ASN:

Sinclair Networks Group, LLC

10706 Beaver Dam Road

Hunt Valley, MD 21030

Attn:  David R. Bochenek

with a copy to:

Sinclair Broadcast Group, Inc.

10706 Beaver Dam Road

Cockeysville, Maryland  21030

Attn:  General Counsel

If to MLFB:

Major League Football, Inc.

6230 University Parkway, Suite 301

Lakewood Ranch, Florida  34240

Attn: Rick Smith, COO

with a copy to:

David M. Bovi, Esq.

David M. Bovi, P.A.

2855 PGA Blvd., Suite 150

Palm Beach Gardens, Florida 33410

4.8.

Merger and Integration.  The recitals to this Agreement are incorporated into and made a substantive part of this Agreement.  This Agreement contains the entire agreement of the parties hereto with respect to the matters covered hereby, and no other agreement, statement or promise made by any party hereto, or any employee, officer, attorney, agent or other representative of any party hereto, shall be valid or binding.

4.9.

Applicable Law.  The performance, construction and enforcement of this Agreement shall be governed by the laws of the State of New York.

4.10.

Counterparts.  This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which shall constitute one and the same agreement.

4.11.

 Binding Effect.  This Agreement shall have no effect unless and until it has been executed by the parties.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed or caused to be executed this Agreement under seal as of the day and year first written above.

WITNESS/ATTEST:	Major League Football, Inc.

Diane Smith	By:	Rick Smith (SEAL)
	Name:	Rick Smith
	Title:	C.O.O.

WITNESS/ATTEST:	Sinclair Networks Group, LLC

Tracey R. Kelly	By:	/s/ David R. Bocheneck (SEAL)
	Name:	David R. Bocheneck
	Title:	Authorized Signatory

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